CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders," "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 2-85229) of Neuberger&Berman Income Funds, and to the incorporation by reference of our reports dated December 2, 1996 on the Neuberger&Berman Cash Reserves, Neuberger&Berman Government Money Fund, Neuberger&Berman Limited Maturity Bond Fund, Neuberger&Berman Ultra Short Bond Fund, Neuberger&Berman Municipal Money Fund, Neuberger&Berman Municipal Securities Trust, and Neuberger&Berman New York Insured Intermediate Fund, and on Neuberger&Berman Cash Reserves Portfolio, Neuberger&Berman Government Money Portfolio, Neuberger&Berman Limited Maturity Bond Portfolio, Neuberger&Berman Ultra Short Bond Portfolio, Neuberger&Berman Municipal Money Portfolio, Neuberger&Berman Municipal Securities Portfolio, and Neuberger&Berman New York Insured Intermediate Portfolio, included in the 1996 Annual Report to Shareholders of Neuberger&Berman Income Funds.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
January 28, 1997